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                                                                  EXHIBIT 10.36

                              EMPLOYMENT AGREEMENT

         Agreement made as of this 20th day of September, 1995 by and between Balanced Care Corporation (the "Employer") and Brian L. Barth (the "Employee").

                              W I T N E S S E T H:

         WHEREAS BCC desires to retain the services and employment of Employee for itself throughout the term of this Agreement, and Employee is willing to be employed by BCC on a full-time basis for such period, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

         1. Employment. The Employer hereby employees Employee and Employee hereby accepts employment by the Employer subject to all the terms and conditions hereafter set forth.

         2.       Capacity.  Employee shall serve as Vice President Development.

         3. Duties. During the term of this Agreement, Employee shall devote his full attention and best efforts to the performance of the customary duties of those offices of the Employer to which he is elected by the Board of Directors of the Employer.

         4. Term of Employment. Unless earlier terminated as hereafter provided, this Agreement shall commence on SEPTEMBER 1, 1995 and shall expire on AUGUST 31, 1998, provided however, that upon expiration of such term, this Agreement shall be extended from year to year without further action on the part of the parties hereto, unless either party gives written notice of termination to the other party at least ninety (90) days prior to the expiration of the then current term.

         5.       Termination.

         (a) Death. The employment of Employee under this agreement shall immediately terminate upon the death of Employee.

         (b) Disability. In the event that Employee, in the reasonable opinion of the Board of Directors of the Employer acting in the best interest of the Employer, is for any reason unable to perform the duties to be performed by Employee hereunder for a period of 120 consecutive days, the Board of Directors of the Employer shall have the option to terminate the employment of Employee under this Agreement effective upon its giving written notice to Employee at any time following the expiration of such 120-day period.

         (c) Termination for Cause. The employment of Employee under this Agreement shall terminate immediately if the Board of Directors of the Employer discharges Employee for cause.


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For purposes of this paragraph "Cause" shall mean: (i) Employee's material failure to perform his duties hereunder, which failure continues for sixty (60) days after Employee's receipt of written notice of such failure by the Board of Directors of the Employer; (ii) Employee's conviction of a felony involving moral turpitude; and (iii) Employee's gross misconduct which shall have materially and adversely affected the Employer.

         6.       Compensation.

         (a) Cash Compensation. During the term of this Agreement or any extension thereof, as compensation for services to the Employer, Employer shall pay to Employee a base salary of $70,000 per year in semi-monthly installments. The Board of Directors of the Employer may, in its sole discretion from time to time, increase the base compensation to be paid to Employee as provided in this paragraph, or provide additional compensation to Employee, including but not limited to the annual bonus provided for in Section 6 (b) hereof, whether permanently or for a limited time period, based upon the earnings or performance of the Employee or otherwise in order to recognize and fairly compensate Employee for the value of his services to the Employer. In addition, Employee shall be entitled to receive all fringe benefits provided to its employees and officers by Employer, including but not limited to insurance benefits, which are appropriate for an employee or officer holding his office.

         (b) Annual Bonus. During the term of this Agreement, Employee shall be entitled to receive a bonus with respect to each fiscal year of Employer during the term of his employment in an amount not less than 35% of Employee's base salary upon achievement of the annual operating budget as approved by the Board of Directors of the Employer. Such annual bonus shall be paid no later than ten (10) days after submission of the Employer's annual audited financial statements to Board of Directors of the Employer. If this Agreement is terminated other than at the end of a fiscal year, Employee's bonus for the year of termination shall be calculated and paid in the normal manner but pro-rated based upon the number of days in such years prior to such termination; provided, however, that if the termination is under Section 5 (c) hereof, no bonus shall be paid for the year of termination.

         (c) Vacation. Employee shall receive four (4) weeks per year, such vacation to be taken when and as desired by the Employee. Any time spent by the Employee at professional meetings, instructional causes and other similar meetings so as to better enable the Employee to perform professional services in the employ of Employer shall not be considered vacation time.

         (d) Other Compensation. From time to time, Employer may provide such pension and profit sharing benefits as is Board of Directors of the Employer shall authorize.

         7.       Non-Competition.

         (a) Definitions. The following definitions apply to this paragraph 7.

                  (i) Business Activities. The "Business Activities" include managing, leasing or owning long-term care facilities or assisted living centers, or managing, leasing or owning


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         subacute operations or facilities of nursing homes within a thirty (30)
         mile radius of an Employer facility.

                  (ii) Employer Customers. The "Employer Customers" are (y) those persons or entities Employee or other Employer personnel sold, solicited or service within the six (6) months preceding the end of Employee's employment; and (z) those persons or entities about which Employee had access to proprietary information within six (6) months preceding the end of Employee's employment.

         (b) Restriction on Unfair Competition. While employed by Employer and for one (1) year after Employee's employment ends, Employee agrees not to do any of the following: (i) directly or indirectly own an interest in, manage, or control a business engaged in the Business Activities; or (ii) otherwise engage in the Business Activities in a fashion which completes with the Employer; or
(iii) provide to a competitor of Employer consulting service or services as an employee, partner or owner, which services relate to the Business Activities.

         (c) Restriction on Solicitation. While employed by Employer and for one (1) year after Employee's employment ends, Employee agrees not to do any of the following: (i) directly or indirectly solicit or encourage Employer Customers to deal with Employee or any other person or entity other than the Employer in connection with the Employer Customer's requirements for the Business Activities, or assist or aid any others to do so; or (ii) directly or indirectly solicit or encourage other personnel subject to the provisions of this paragraph 7 to engage in any of the activities restricted in this Agreement; or (iii) directly or indirectly solicit for Employee's benefit or the benefit of others the employment or services of any then-present employee of Employer.

         (d) Listed Stock Ownership Exception. Nothing in this paragraph 7 shall prevent Employee from acquiring as a passive investor up to five percent (5%) of the equity of a competing enterprise.

         8.       Change of Control.

         (a) Payment Due. If prior to termination of this Agreement, there should be a "Change of Control" as defined in Section (b) below, and thereafter
(a) Employee's services should be terminated for any reason other than Employee's voluntary withdrawal, or (b) Employee voluntarily withdraws within one (1) year of a Change of Control as a result of his good faith determination that, as a result of such Change of Control Employee is no longer able to perform his duties under this Agreement, Employer will, on or before Employee's last day of providing service hereunder, pay to Employee in lieu of any other rights to cash compensation he may have under this Agreement which have not accrued to such date, a lump sum cash payment equal to his total cash compensation under Sections 6 (a) and 6 (b) hereof for the proceeding three (3) years.

         (b) Definition. "Change of Control" shall be deemed to have taken place if; (i) any person, including a group but not excluding the Employer or any current stockholder of the Employer who beneficially owns five percent (5%) or more of the Employer's outstanding shares, becomes the beneficial owner of shares of the Employer having twenty percent (20%) or more of


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the total number of votes that may be cast for the election of directors; (ii)
there occurs any cash tender or exchange offer for shares of Employer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transaction, and as a result of or in connection with any such event person who were directors of Employer before the event shall cease to constitute a majority of the Board of Directors of the Employer or any successor to Employer. As used herein, the terms "person" and "beneficial owner" have the same meaning as such terms under Section 13 (d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

         9. The Employee agrees that if Employee voluntarily terminates this contract within one (1) year from the commencement date, Employee shall be required to sell one hundred percent (100%) of the common shares of the Employer then owned by the Employee to the Employer at fair market value. If Employee voluntarily terminates this contract in year two (2) the Employee shall be required to sell seventy-five percent (75%) of his shares to Employer at fair market value and if the Employee voluntarily terminates his contract in year three (3) Employee shall be required to sell fifty percent (50%) of his shares to Employer at fair market value. It is further provided that Employee shall pay $50,000 to John Brennan if the Employee voluntarily terminates his employment within 24 months of commencement date. (This provision is effective only when 500,000 shares of the Employer's Class A preferred stock has been sold to John Brennan at a price of not less than $2.00 per share.)

          10. Assignment. This Agreement shall not be assignable by the Employee; and shall be assignable to Employer only to a person, firm or corporation which may become a successor in interest (by purchase, merger or otherwise) to the Employer with respect to the business or a portion of the business presently operated by it.

          11. Entire Agreement. This writing represents the entire agreement and understanding of the parties with respect to the subject matter hereof, and it may not be altered or amended except by an agreement in writing.

          12. Binding Effect. Subject to Section 9, this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and enforceable.

          13. Governing Law. This Agreement has been negotiated and executed within the Commonwealth of Pennsylvania, and the validity, interpretation and enforcement of this Agreement shall be governed by the laws of Pennsylvania.

          14. Headings. The headings of paragraphs in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


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                                                 Balanced Care Corporation

Attest:

                                                By: /s/ Brad E. Hollinger
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(Corporate Seal)


WITNESS /s/ Robert J. Sutton                    /s/ Brian L. Barth
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                                                Employee (Seal)



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